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                                                                    EXHIBIT 10.1

                                FIRST AMENDMENT



                                 April 12, 1996

DeVlieg-Bullard, Inc.
One Gorham Island
Westport, Connecticut
Attn:  Lawrence Murray

Gentlemen:

                 Reference is made to the Financing and Security Agreement dated October 23, 1995 (the "Financing Agreement") between DeVlieg-Bullard, Inc. ("Borrower") and The CIT Group/Business Credit, Inc. ("CITBC" or the "Lender"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

                 Subject to satisfaction by you of the Conditions Precedent (as hereinafter defined), we hereby agree with you that the Financing Agreement is amended as set forth below.

1.    AMENDMENTS TO FINANCING AGREEMENT

      a.         Global Amendment.   Except as otherwise specifically amended
                 herein to the contrary, each reference to "Term Loan" shall be amended to read "Term Loans", and each reference to "Term Loan Promissory Note" shall be amended to read "Term Loan Promissory Notes".

      b.         Section 1.

                 Section 1 is hereby amended as follows:

                 i. By inserting in appropriate alphabetical order the following new definitions:

                        A. AVAILABILITY RESERVE shall mean, so long as (1) the Watson Bowman Judgment shall not have been satisfied in full or reversed by a final unappealable order of an appellate court of proper jurisdiction, or (2) the
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                             Kochenash Litigation has not either been settled
                             and the full amount of such settlement paid by the Borrower, or resolved in the Borrower's favor by a final unappealable order of a court of proper jurisdiction, $3,000,000, provided that such $3,000,000 amount shall be reduced at any particular time Dollar for Dollar by (x) the face amount of any Letter of Credit issued and outstanding at such time under this Financing Agreement securing payment of the Watson Bowman Judgment and such reduction shall continue in effect if such Letter of Credit is terminated by reason of a reversal of such Watson Bowman Judgment by a final unappealable order of an appellate court of proper jurisdiction, and (y) the aggregate amounts paid (I) in satisfaction of such Watson Bowman Judgment or in settlement of the related litigation (provided that if such settlement payments aggregate less than $1,902,796.55 but fully dispose of all claims in such litigation, the reduction shall be in the amount of $1,902,796.55), or (II) in satisfaction or settlement of the Kochenash Litigation (including in each case interest thereon), provided further that the amount of reduction of the Availability Reserve by reason of payment of the settlement referred to in clause (II) shall not exceed $1,097,203.45.

                        B.   DATE OF FIRST AMENDMENT  shall mean April 12,
1996.

                        C. NEW TERM LOAN shall mean the new term loan in the principal amount of $3,000,000, to be made by CITBC to the Borrower on the Date of First Amendment pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

                        D.   EXCESS CASH FLOW  shall mean, for any fiscal year,
                             (a) net income plus (i) amortization, plus (ii) depreciation expense, plus (iii) interest expense, each to the extent deducted in computing net income, (less, to the extent included in calculating EBITDA, gains realized on the sale of assets other than Inventory in the normal course of business, and plus, to the extent deducted in calculating EBITDA, losses realized on the sale of assets other than

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                             Inventory in the normal course of business), plus
                             (iv) any decrease during such period in the aggregate of all items constituting working capital other than cash, less (b) (i) interest expense paid in cash, (ii) principal payments (other than Mandatory Prepayments in accordance with paragraphs 1(c) and (d) of Section 3 hereof, and paragraph 5 of Section 4 hereof) on Indebtedness paid in cash, (iii) Capital Expenditures (if permitted hereunder) paid in cash and (iv) any increase during such period in the aggregate of all items constituting working capital other than cash. Excess Cash Flow will exclude an amount equal to any decrease in working capital resulting from the payment of Obligations with proceeds of sales of assets (other than Inventory in the normal course of business) to the extent not otherwise deducted pursuant to clause
                             (b) (ii) of the preceding sentence.

                        E. EXISTING TERM LOAN shall mean the term loan in the aggregate principal amount of $5,000,000 made by CITBC on the Closing Date pursuant to, and repayable in accordance with, the provisions of
                             Section 4 of this Financing Agreement.

                        F. KOCHENASH LITIGATION shall mean the litigation entitled Kochenash v. Stanwich Oil & Gas.

                        G. LETTER OF GUARANTY AGREEMENT shall mean the letter of guaranty agreement dated January 11, 1996 between the Borrower and CITBC.

                        H. LOANS shall mean, collectively, the Revolving Loans, the Existing Term Loan, and the New Term Loan.

                        I. WATSON BOWMAN JUDGMENT shall mean the judgment, dated February 9, 1996, of the Supreme Court of State of New York, County of Erie in the litigation entitled Watson Bowman Acme Corp. v. DeVlieg-Bullard, Inc.

                 ii. By amending the following existing definitions as indicated.





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                        A.   The definition of AVAILABILITY is amended by
                             adding after "Borrower" in the last line thereof the following: "and the maximum amount guaranteed under the guaranties of CITBC issued pursuant to the Letter of Guaranty Agreement, plus aa) the Availability Reserve".

                        B. The definition of MANDATORY PREPAYMENT is amended by (1) adding "(i)" after "mean" in the first line thereof; (2) correcting the reference to "paragraph (b)" therein to read "paragraph (c)"; and (3) adding the following after "Agreement" in the last line thereof: ", or (ii) the amount by which the Borrower must prepay the New Term Loan pursuant to Section 4, paragraph 5 of this Financing Agreement, or both, as the context may require."

                        C. The definition of REVOLVING LINE OF CREDIT is amended by deleting "$25,000,000" at the end thereof and inserting in its place the following:
                             "$24,571,429 subject to an increase, from time to time, in an amount equal to the aggregate amount of payments or prepayments of the principal of the Term Loans made on and after the Date of First Amendment which increase, however, shall not exceed $428,571".

                        D. The definition of TERM LOAN is amended in its entirety to read as follows:

                             TERM LOANS means, collectively, the Existing Term Loan and the New Term Loan.

                        E. The definition of TERM LOAN PROMISSORY NOTE is amended in its entirety to read as follows:

                             TERM LOAN PROMISSORY NOTES means, each of notes, in the forms of Exhibits A1 and A1-a attached hereto, delivered by the Borrower to CITBC to evidence the Term Loans pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

      c.         Section 3





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                 Section 1.(a) is amended by deleting "$25,000,000" in the
                 eleventh line thereof and inserting in its place the following: "the amount of the Revolving Line of Credit".

      d.         Section 4

                 i. Paragraph 1. is amended to read in its entirety as follows:

                 "1. The Borrower has executed and delivered to CITBC a Term Loan Promissory Note, in the form of Exhibit A1, on the Closing Date to evidence the Existing Term Loan extended to such Borrower by CITBC. The Borrower agrees to execute and deliver to CITBC a Term Loan Promissory Note, in the form of Exhibit A1-a, on the Date of First Amendment, to evidence the New Term Loan to be extended to the Borrower, on such date, by CITBC."

                 ii.  Paragraph 2. is amended to read as follows:

                 "2. On the Closing Date, CITBC made the Existing Term Loan to the Borrower in the principal amount of $5,000,000.

                      Upon receipt of a Term Loan Promissory Note evidencing
                 the New Term Loan to be extended to the Borrower by CITBC, CITBC agrees to extend to the Borrower in immediately available funds the New Term Loan in the principal amount of $3,000,000.

                 iii. Paragraphs 4., 5., and 6. are redesignated Paragraphs 6., 7., and 8., respectively, and the following new Paragraphs
                 4. and 5. are inserted immediately following Paragraph 3.:

                 "4. The principal amount of the New Term Loan shall be repaid to CITBC by the Borrower:

                        (i) in twenty-eight (28) consecutive, monthly
                 installments each in the amount of $83,333.33 with the first installment due on June 30, 1996, and with subsequent installments due on each Monthly Date thereafter to and including September 30, 1998; and

                        (ii) in one (1) final installment of the remaining
                 principal amount outstanding, plus all other amounts having accrued and become outstanding payable on October 23, 1998.





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                 5.  Mandatory Prepayments shall be made with respect to the
                 New Term Loan both: (i) within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ended July 31, 1997, in an amount equal to fifty percent (50%) of Excess Cash Flow of the Borrower for such fiscal year, and
                 (ii) if the Watson Bowman Judgment is reversed by a final unappealable order of an appellate court of proper jurisdiction, within 30 days of such order becoming unappealable and in an amount equal to the lesser of $1,269,000 or the aggregate unpaid balance of the New Term Loan.

                 The proceeds of all of these prepayments shall be applied to the scheduled installments of principal in the inverse order of maturity."

                 iv. The newly designated Paragraph 6. is amended by deleting "Loan" in the first line thereof and inserting in its place:
                 "Loans", and by deleting the second sentence in its entirety and inserting in its place the following: "Each optional prepayment made pursuant to this paragraph 6 shall be applied first to the scheduled installments of principal of the New Term Loan in the inverse order of maturity, and after the New Term Loan has been paid in full, then to the scheduled installments of principal of the Existing Term Loan in the inverse order of maturity."

                 v. The newly designated Paragraph 7. is amended by deleting "Loan" in the third line thereof and inserting in its place:
                 "Loans", and by deleting "the" in the last line thereof and inserting in its place the following: "either".

      e.         Section 5

                 Paragraph 1.(a) is amended by deleting "$1,500,000" in the eighth line thereof and inserting in its place: "$5,000,000".

      f.         Section 7

                 Paragraph 16 of Section 7 is amended by inserting "Existing" before the phrase "Term Loan" in the second sentence thereof, and by inserting the following immediately after such sentence: "The proceeds of the New Term Loan will be used by the Borrower to make payments in connection with each of the Watson Bowman Judgment and the Kochenash Litigation."



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      g.         Section 8

                 i. Paragraph 12 of Section 8 is amended by deleting "Current" in the fourth line thereof and inserting in its place the word: "Total".

                 ii. Paragraph 16 of Section 8 is amended in its entirety to read as follows:

                 "16. CERTAIN ADJUSTMENTS. Notwithstanding the foregoing financial covenants set forth in paragraphs 10 through 15 of this Section 8, to the extent the Borrower is obligated to pay any amounts in settlement of the Kochenash Litigation and such obligation or payment results in noncompliance by the Borrower and its Consolidated Subsidiaries for any period with any or all of such financial covenants, then for the relevant periods and for the purpose of determining such compliance:

                 (a) Consolidated EBITDA (in the case of the financial covenants in paragraphs 11, 14 and 15) will be increased; Consolidated Current Liabilities (in the case of the financial covenant in paragraph 13) will be decreased; Consolidated Total Liabilities (in the case of the financial covenant in paragraphs 10 and 12) will be decreased; in each case by the lesser of (i) $2,000,000, or (ii) such amount as may be necessary to effect the minimum level of compliance with such financial covenant;

                 (b) Consolidated Interest Expense (in the case of the financial covenant in paragraph 11) will be decreased by the lesser of (i) the interest expense on $2,000,000 at the Chemical Bank Rate plus one percent (1.00%) per annum, or (ii) such amount as may be necessary to effect the minimum level of compliance with such financial covenant after giving effect to the application of clause (a) above, and

                 (c) The denominator in the Consolidated Fixed Charge Coverage Ratio (in the case of the financial covenant in paragraph 14) will be decreased by the lesser of (i) one-third of the scheduled amortization of the principal of the New Term Loan in accordance with
                        Section 4 paragraph 4, or (ii) such amount as may be necessary to effect the minimum level of compliance with such financial covenant after giving effect to the application of clause (a) above."



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      h.         Section 11

                 Paragraph 1.(g) is amended by deleting the phrase "Revolving Credit" where it appears in each of the second and third lines thereof.

      i. Exhibit A-1a. A new Exhibit A-1a, in the form of Exhibit A-1a to this First Amendment, is added to the Financing Agreement.

      j. Schedules. The following schedules to the Financing Agreement are amended to read in the form of the correspondingly numbered schedules to the First Amendment: Schedules 1(b), 7.1, 7.14, and 7.18.

2.    CONDITIONS PRECEDENT

      The foregoing amendments shall become effective upon the satisfaction by you of each of the following conditions (each a "Condition Precedent"):

                 a. CORPORATE ORGANIZATION. CITBC shall have received (to the extent changed or created since the Closing Date) a copy of the Certificate or Articles of Incorporation and the By-Laws, of the Borrower, certified by the Secretary or Assistant Secretary of the Borrower.

                 b. PROCEEDINGS. On or prior to the Date of First Amendment, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to CITBC, and CITBC shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                 c. BOARD RESOLUTIONS. CITBC shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment Agreement, and any related agreements and documents, in each case certified by the Secretary or Assistant Secretary of the Borrower as of the Date of First Amendment, together with a certificate of the Secretary or Assistant Secretary of the Borrower as to the incumbency and signature of the officers of the Borrower executing such agreements and documents on behalf of the Borrower and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.


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                 d.  TERM LOAN PROMISSORY NOTE.  CITBC shall have received a
Term Loan Promissory Note evidencing the New Term Loan, payable to CITBC and duly executed and delivered by the Borrower with all blanks appropriately filled in.

                 e. AMENDMENT TO PATENT SECURITY AGREEMENT. CITBC shall have received an Amendment to Patent Security Agreement duly executed and delivered by the Borrower and such Amendment shall be in form and substance satisfactory to CITBC.

                 f. UPDATED SCHEDULES. CITBC shall have received an updated version of each of Schedules 1(b), 7.1, 7.14, and 7.18.

                 g. NO MATERIAL ADVERSE CHANGE. No material adverse change in the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Borrower shall have occurred since January 31, 1996.

                 h. FEES AND EXPENSES. On the Date of First Amendment, the Borrower shall have (i) reimbursed CITBC for all Out-of-Pocket Expenses for which a request for payment shall have been made at or prior to the Date of First Amendment and (ii) paid to CITBC a $30,000 amendment fee.

                 i. OPINION. Counsel for the Borrower shall have delivered to CITBC a favorable opinion of such counsel satisfactory to the CITBC and its special counsel dated the Date of First Amendment, covering such matters as CITBC may reasonably request.

                 j. AMENDMENT TO INVESTMENT AGREEMENT. CITBC shall have received an amendment to the Investment Agreement referred to in clause (2) of the definition of "Subordinated Debt" in the Financing Agreement reflecting an amendment to Section 7.17 of such Investment Agreement which corresponds to the amendment set forth in paragraph 16 of Section 8 to be effected by this Amendment Agreement and such Amendment shall have been duly executed by the parties to such Investment Agreement and shall be in form and substance satisfactory to CITBC.

                 k. ACKNOWLEDGEMENT BY THE SUBORDINATED CREDITORS. CITBC shall have received written acknowledgement from each of the Subordinated Creditors that the Borrower proposes to enter into this Amendment Agreement, including but not limited to written acknowledgement of the making of the New Term Loan by CITBC.

                 l.  OFFICER'S CERTIFICATE.   CITBC shall have received an
executed officer's certificate of the Borrower signed in the name of the Borrower by one of its


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Executive Officers, satisfactory in form and substance to CITBC certifying that: (i) the representations and warranties contained in the Financing Agreement, as proposed to be amended by this Amendment Agreement are true and correct on and as of the Date of First Amendment; (ii) the Borrower is in compliance with all of the terms and provisions set forth in the Financing Agreement, as proposed to be amended by this Amendment Agreement; and (iii) no Default has occurred and is continuing.

                 m. ADDITIONAL DOCUMENTS. The Borrower shall have executed and delivered to CITBC all other approvals, opinions or documents as CITBC may reasonably request.

3.    GOVERNING LAW

      This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 Upon the execution of this Amendment Agreement, all of the above Conditions Precedent shall have been deemed satisfied. No waiver and, except as otherwise specifically hereinabove provided, no other change of the terms or provisions of the Financing Agreement is intended or implied. This Amendment Agreement shall not constitute a waiver by us of any existing defaults under the Financing Agreement, whether or not we have knowledge of the same, and shall not constitute a waiver of any future defaults whatsoever. If the foregoing is in accordance with your understanding of our agreement, would each of you kindly so indicate by signing and returning the enclosed copy of this letter.

                                        Very truly yours,

                                        THE CIT GROUP/BUSINESS
                                        CREDIT, INC., as Lender


                                        By: /s/ Charles J. Abrams
                                           -------------------------------------
                                           Name:  Charles J. Abrams
                                           Title:  Assistant Vice President



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Read and Agreed to:

DEVLIEG-BULLARD, INC.,
     AS BORROWER

By: /s/ Lawrence M. Murray
   -------------------------------
   Name:  Lawrence M. Murray
   Title:  Chief Financial Officer





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